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                                                                   EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the use in the proxy statement-prospectus, which is a part of the Registration Statement of Accumed International, Inc. on Form S-4, dated on or about December 23, 1999, of our report dated March 23, 1999 on our audit of the consolidated financial statements of Microsulis Corporation and Subsidiary as of December 31, 1998 and for the period from January 8, 1998 (date of inception) to December 31, 1998, and to the reference to our Firm under the heading "Experts" in such proxy statement-prospectus.




\s\ Moore Stephens Lovelace, P.A.

Certified Public Accountants


Orlando, Florida
December 21, 1999






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                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
                 SCHEDULE A - VALUATION AND QUALIFYING ACCOUNTS

                                                          Additons
                                          Balance at     charged to                                   Balance at
                                          Beginning       costs and                       Other         end of
               Description                of period       expenses     Retirements       changes        period
               -----------                ---------       --------     -----------       -------        ------
Reserves and allowances deducted
       from asset accounts

       Allowance for uncollectible
         accounts receivable

       Year Ended December 31, 1996        $  17,932      $ 108,160    $      --         $    --        $ 126,092

       Year Ended December 31, 1997        $ 126,092      $ 268,728                      $    --        $ 394,820

       Year Ended December 31, 1998        $ 394,820      $ 377,353    $  (419,173)      $    --        $ 353,000

Reserves and allowances which support
       balance sheet caption reserves

       Warranty reserves

       Year Ended December 31, 1996        $    --        $  30,000    $      --         $    --        $  30,000

       Year Ended December 31, 1997        $  30,000      $    --      $  (332,701)      $ 900,000(a)   $ 597,299

       Year Ended December 31, 1998        $ 597,299      $    --      $   (54,674)      $    --        $ 542,625


(a) reserves acquired through ESP product line acquisition on March 3, 1997